                                    EXHIBIT 32.1

Certification

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Jen-Hsun Huang, the President and Chief Executive Officer of NVIDIA Corporation (the "Company"), hereby certifies that, to the best of his knowledge:

1.   The Company’s Annual Report on Form 10-K for the year ended January 25, 2004, to which this Certification is attached as Exhibit 32.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.  The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 29, 2004

/s/ JEN-HSUN HUANG
Jen-Hsun Huang
President and Chief Executive Officer

A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code has been provided to NVIDIA Corporation and will be retained by NVIDIA Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of NVIDIA Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.